                                                                    EXHIBIT 23.7

                      [MILLER AND LENTS, LTD. LETTERHEAD]

                                February 23, 1998

Pioneer Natural Resources Company
1400 Williams Square West
5205 N. O'Connor Blvd.
Irving, Texas  75039-3746

                Re:      Consent of Independent Petroleum Engineers and Geology

Gentlemen:

         We hereby consent to the incorporation by reference of our report dated February 24, 1997 entitled "Reserve and Net Revenue Forecast as of December 31, 1996, SEC Price Case" with respect to Greenhill Petroleum Corporation and MESA Inc. and to all references to our firm included in or made a part of Amendment No. 1 to the Registration Statement on Form S-3 of Pioneer Natural Resources Company.

                                            Very truly yours,

                                            MILLER AND LENTS, LTD.



                                            By: /s/ P.G. Von Tungeln
                                               ---------------------------------
                                               P.G. Von Tungeln, Chairman